UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2007 (April 27, 2007)

Date of report (Date of earliest event reported)

Commission File Number	Name of Registrant State of Incorporation Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-267	ALLEGHENY ENERGY, INC. (A Maryland Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Telephone (724) 837-3000	13-5531602
0-14688	MONONGAHELA POWER COMPANY (An Ohio Corporation) 1310 Fairmont Avenue Fairmont, West Virginia 26554 Telephone (304) 366-3000	13-3079675

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of April 27, 2007, Monongahela Power Company (“Monongahela”), a wholly-owned subsidiary of Allegheny Energy, Inc. (“Allegheny”) entered into an agreement (the “Fort Martin Agreement”) with The Babcock & Wilcox Company (“B&W”) in connection with its plans to install flue gas desulfurization equipment, or “scrubbers,” at its coal-fired Fort Martin Power Station, which is located near Maidsville, West Virginia (“Fort Martin”). A press release announcing the Fort Martin Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the terms of the Fort Martin Agreement, B&W agreed to perform certain engineering, procurement and construction services for the flue gas desufurization equipment at Fort Martin, as more fully described in the Fort Martin Agreement and related job specifications, on a cost reimbursable basis, plus an additional fee. The Fort Martin Agreement contains representations and warranties of the parties and other terms and conditions customary for agreements of its nature.

Also effective as of April 27, 2007, Allegheny Energy Supply Company, LLC, a subsidiary of Allegheny, entered into a First Amendment (the “Amendment”) to its EPC Agreement with B&W (the “Hatfield’s Ferry Agreement”) relating to its scrubber construction project at its Hatfield’s Ferry Power Station, which is located near Masontown, Pennsylvania.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2007	By:	ALLEGHENY ENERGY, INC. /s/ Philip L. Goulding
	Name: Title:	Philip L. Goulding Senior Vice President and Chief Financial Officer

Dated: May 3, 2007	By:	MONONGAHELA POWER COMPANY /s/ Philip L. Goulding
	Name: Title:	Philip L. Goulding Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release